SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2011
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-31909 (Commission File Number)	Not Applicable (I.R.S. Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 3 and 4, 2011, the Compensation Committee approved bonus compensation, and equity awards for certain executive officers under the Amended 2003 Share Incentive Plan, as amended (the “Plan”), with a grant date of February 9, 2011 (being the day on which our close period ends following the release of our earnings). The Compensation Committee based its decisions on a review of personal performance and the performance of the Company in the past year. The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended December 31, 2010 in its annual report on Form 10-K for such period.
     The Compensation Committee approved the following compensation with respect to the Company’s Named Executive Officers:

				Value of 2011
				Performance Share
	2010			Grant
	Bonus (1)	2011 Salary (2)		under the Plan (4)
Christopher O’Kane	$881,106	$822,847	(3)	$2,500,000
Richard Houghton	$367,126	$577,163	(3)	$750,000
Julian Cusack	$333,893	$577,163	(3)	$700,000
Brian Boornazian	$540,000	$540,000		$750,000
James Few	$437,000	$515,000		$750,000

(1)	The 2010 bonus amounts for each of Messrs. O’Kane, Houghton and Cusack will be paid in British Pounds and have been converted to U.S. dollars using the conversion rate of $1.5458 to £1, the average rate of exchange for the year ended December 31, 2010.

(2)	Effective April 1, 2011

(3)	The 2011 salary for each of Messrs. O’Kane, Houghton and Cusack will be paid in British Pounds. To provide comparability, we have converted such amounts to U.S. dollars using the conversion rate of 1.5599 to £1 (which is the January 2011 monthly average conversion rate). Twenty percent of Mr. Cusack’s salary is paid in U.S. dollars.

(4)	The number of performance shares to be granted will be determined by dividing the aggregate dollar value in such column by the average of the high and low of the Company’s share price on February 9, 2011, which is the grant date and the date on which our close period ends. To achieve the value stated above of these performance shares, this assumes that the Company will achieve the relevant ROE test for 100% vesting for each of the three-year period. The value of such performance shares to the recipient will vary upwards or downwards depending on the actual ROE performance in each year.
     2011 Performance Shares. The performance shares will be subject to a three-year vesting period with a separate annual Return on Equity (“ROE”) test for each year. One-third of the grant will be eligible for vesting each year based on a formula, and will only be issuable at the end of the three-year period. If the ROE achieved in 2011 is less than 6%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e. 33.33% of the initial grant). If the ROE achieved in 2011 is between 6% and 11%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis. If the ROE achieved in 2011 is between 11% and 21%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis. The Compensation Committee will determine the vesting conditions for the 2012 and 2013 portions of the grant in such years taking into consideration the market conditions and the Company’s business plans at the commencement of the years concerned. Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and

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the average ROE over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. If the average ROE over the two years is greater than the average of the minimum vesting thresholds for such year and the preceding year, then there will be no diminution in vesting and the shares eligible for vesting in such year will vest in accordance with the vesting schedule without regard to the average ROE over the two-year period.
     The summary above of the material terms of the 2011 Performance Shares is qualified by the actual terms of the 2011 Performance Share Award Agreement, which is expected to be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2011.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: February 9, 2011	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer

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